UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed, on February 9, 2026, Sadot Group Inc. (the “Company”) issued four 8% Unsecured OID Debentures each in the original principal amount of $271,739.13, in the aggregate original principal amount of $1,086,956.52 (collectively, the “February Debentures”), pursuant to those certain Securities Purchase Agreements, each dated as of February 6, 2026, between the Company and the respective purchasers thereunder (the “February SPAs”). The February Debentures matured on May 30, 2026 and remained outstanding.

As previously reported, on August 17, 2026, one of the February Debentures was settled and extinguished in full in exchange for the issuance of 32,909 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the maturity date of the remaining February Debentures was extended to October 31, 2026. As further previously reported, on August 19, 2026, a second February Debenture was assigned to a third-party assignee and was settled and extinguished in full in exchange for the issuance of 33,968 shares of Common Stock. As a result of those issuances, the fixed conversion price of the July Note (as defined below) was adjusted, most recently to $8.00 per share. Following such settlements, two February Debentures remained outstanding, in the aggregate principal amount of $543,478.26.

Assignment of Remaining February Debentures

On August 21, 2026, Cecilia Castro and Harding Castro, as tenants in common, the holders of one of the two remaining February Debentures, and 622 Capital, LLC, the holder of the other remaining February Debenture (such February Debentures, collectively, the “Assigned Debentures”), assigned the Assigned Debentures to a third-party assignee (the “Assignee Debenture Holder”) pursuant to a single Assignment and Assumption of Debentures among such holders, the Assignee Debenture Holder and, solely for certain limited purposes, the Company (the “Assignment”), for a cash purchase price paid by the Assignee Debenture Holder to each such holder equal to the outstanding principal amount of its Assigned Debenture. The Company consented to the assignments and registered the transfer of the Assigned Debentures. Upon consummation of the Assignment, the Assignee Debenture Holder held 100% of the outstanding principal amount of the February Debentures.

Debt Settlement and Share Issuance Agreement

On August 21, 2026, the Company and the Assignee Debenture Holder entered into a Debt Settlement and Share Issuance Agreement (the “Settlement Agreement”), pursuant to which the entire outstanding principal amount of the Assigned Debentures (US$543,478.26 in the aggregate) was settled, extinguished and discharged in full in exchange for the issuance to the Assignee Debenture Holder of an aggregate of 67,936 shares of Common Stock (the “Settlement Shares”) at a fixed price of $8.00 per share, such number having been determined by dividing the outstanding principal amount of each Assigned Debenture by $8.00 and rounding up to the nearest whole share (33,968 Settlement Shares in respect of each Assigned Debenture). The Settlement Shares are to be issued within two (2) business days of the date of the Settlement Agreement in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) thereof. Following the settlement, no February Debentures remain outstanding.

The issuance of the Settlement Shares is subject to a 4.99% beneficial ownership limitation (which may be increased by the Assignee Debenture Holder to 9.99% upon 61 days’ prior notice), an aggregate exchange cap of 19.99% of the outstanding Common Stock in accordance with Nasdaq Listing Rule 5635(d) absent stockholder approval (measured, on an aggregated basis with the settlements described above, against the number of shares of Common Stock outstanding immediately prior to the issuance made on August 17, 2026), and a daily leak-out limitation of 15% of the daily trading volume of the Common Stock. The Settlement Agreement contains mutual releases, effective upon the Assignee Debenture Holder’s receipt of the Settlement Shares, and customary representations, warranties and covenants of the parties.

Holders’ Approval

In connection with the foregoing, the Assignee Debenture Holder, as the holder of 100% of the outstanding principal amount of the February Debentures following the Assignment, executed and delivered a Written Approval and Consent of Holders, dated as of August 21, 2026 (the “Holders’ Approval”), pursuant to which it approved and consented to the Settlement Agreement and the transactions contemplated thereby for purposes of Section 8 of the February Debentures. Because no February Debentures were held by any other person following the Assignment, no waiver of the equal treatment provisions of Section 9 of the February Debentures or Section 4.11 of the February SPAs was required in connection with the settlement.

July Note Holder Consent

On August 21, 2026, the Company entered into a Consent, Waiver and Acknowledgment (the “July Note Consent”) with the holder of a senior secured convertible promissory note of the Company in the original principal amount of $4,000,000 issued on July 16, 2026 (the “July Note”) issued pursuant to that certain Securities Purchase Agreement, dated as of July 16, 2026 (the “July SPA”). Pursuant to the July Note Consent, the holder of the July Note consented to the Assignment, the Settlement Agreement and the other transactions described above (collectively, the “Proposed Transactions”) and provided a one-time waiver of applicable provisions of the July SPA, including the variable rate transaction and participation provisions thereof, in each case solely with respect to the Proposed Transactions, subject to the satisfaction or waiver of certain conditions. The Company also agreed to reimburse the holder of the July Note for its fees and expenses incurred in connection with the consent.

EPFA Consent

On August 21, 2026, the Company also entered into a Consent, Waiver and Acknowledgment (the “EPFA Consent”) with the investor signatory to that certain Equity Purchase Facility Agreement, dated as of July 16, 2026 (the “EPFA”), pursuant to which the Company may issue and sell to the investor up to $100.0 million of shares of Common Stock, subject to the terms and conditions thereof. Pursuant to the EPFA Consent, the investor consented to the Proposed Transactions and provided a one-time waiver of applicable provisions of the EPFA, in each case solely with respect to the Proposed Transactions.

Exhibits

The foregoing descriptions of the Assignment, the Settlement Agreement, the July Note Consent and the EPFA Consent do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Settlement Shares are being issued to the Assignee Debenture Holder, as the existing holder of the Assigned Debentures, exclusively in exchange for the surrender, settlement and extinguishment of the Assigned Debentures, without the payment of any commission or other remuneration for soliciting such exchange, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the settlement of the Assigned Debentures, the issuance of the Settlement Shares and the transactions contemplated by the agreements described herein, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits (d) Index of Exhibits

Exhibit No.	Description
10.1	Assignment and Assumption of Debentures, dated as of August 21, 2026, by and among Cecilia Castro and Harding Castro, 622 Capital, LLC, the Assignee Debenture Holder and Sadot Group Inc.
10.2	Debt Settlement and Share Issuance Agreement, dated as of August 21, 2026, by and between Sadot Group Inc. and the Assignee Debenture Holder
10.3	Form of Consent, Waiver and Acknowledgment, dated as of August 21, 2026, by and between Sadot Group Inc. and the holder party thereto
10.4	Form of Consent, Waiver and Acknowledgment, dated as of August 21, 2026, by and between Sadot Group Inc. and the investor party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: Chief Executive Officer

Date: August 21, 2026